                                                                   EXHIBIT 99.05


                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to becoming a director of VERITAS Holding Corporation. The undersigned also consents to the use of his name in the VERITAS Holding Corporation Registration Statement on Form S-4.


                                        /s/ STEVEN BROOKS
Date:  March 31, 1999                   ----------------------------------------
                                                     Steven Brooks